UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Sixth Amendment to Second Amended and Restated Credit Agreement

On March 22, 2013, and in connection with the acquisition described below, Resolute Energy Corporation (“Resolute” or the “Company”) and certain of its subsidiaries, as guarantors, entered into a Sixth Amendment to Second Amended and Restated Credit Agreement (the “Sixth Amendment”) amending that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010, as amended by the First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement (“Second Amendment”) dated April 25, 2011, the Third Amendment to Second Amended and Restated Credit Agreement (“Third Amendment”) dated April 13, 2012, the Fourth Amendment to Second Amended and Restated Credit Agreement (“Fourth Amendment”) dated December 10, 2012, and the Fifth Amendment to Second Amended and Restated Credit Agreement (“Fifth Amendment”) dated December 27, 2012, (as amended, the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto.

In connection with the Sixth Amendment and the acquisition described below, the semi-annual redetermination of the Company’s borrowing base was completed, resulting in its borrowing base increasing to $485 million, consisting of a $445 million conforming tranche and a $40 million non-conforming tranche (which non-conforming tranche expires on March 22, 2014).

The Sixth Amendment, among other things, also amended the leverage ratio covenant set forth in Section 9.01(b) of the Credit Agreement to adjust the maximum ratio to (a) 4.50:1.00 for all fiscal quarters ending through December 31, 2013, (b) 4.25:1.00 for the fiscal quarter ending March 31, 2014, and (c) 4.00:1.00 for all fiscal quarters ending June 30, 2014 and thereafter.

The annual interest rate on each base rate borrowing under the Revolving Credit Facility is (a) the greatest of (i) the prime rate as established by the Administrative Agent, (ii) the federal funds effective rate plus 0.5%, and (iii) an adjusted LIBOR plus 1.0%, plus (b) a margin between 0.5% to 1.5% depending on the then-current level of borrowing base usage (or 2.0% if the Company utilizes any portion of the non-conforming tranche). The interest on each Eurodollar loan is (a) the adjusted LIBOR, plus (b) a margin between 1.5% to 2.5% (or 3.0% if the Company utilizes any portion of the non-conforming tranche).

In addition, the maturity date of the Revolving Credit Facility was extended from April 2017 to March 2018.

The foregoing summary of the Sixth Amendment is qualified in its entirety by reference to the copy of the Sixth Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference. Copies of the First Amendment, Second Amendment and Third Amendment are filed as Exhibits 10.1, 10.2 and 10.3 with the Company’s Current Report on Form 8-K filed April 16, 2012, the Fourth Amendment is filed as Exhibit 10.3 with the Company’s Current Report on Form 8-K filed December 11, 2012, and the Fifth Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed December 31, 2012. The Second Amended and Restated Credit Agreement, dated as of March 30, 2010, is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2010.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 28, 2012, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”) and a wholly-owned subsidiary of the Company, acquired an undivided 32.35% interest in certain oil and gas properties in the Permian Basin near Midland, Texas, pursuant to the terms of a Purchase, Sale and Option Agreement (the “Agreement”) with RSP Permian, L.L.C., a Delaware limited liability company (“RSP”), Wallace Family Partnership, LP, a Texas limited partnership and Ted Collins, Jr. (“Sellers”). Natural Gas Partners, an affiliate of the Company, is also an affiliate of RSP. Under the terms of the Agreement, Resolute Southwest paid $5 million to the Sellers for the option to acquire their remaining undivided 67.65% interest in the properties.

The Company delivered notice to Sellers on March 1, 2013, of its intention to exercise the option and filed a Form 8-K on March 4, 2013, publicly announcing such intent. On March 22, 2013, Resolute Southwest exercised the option and completed the acquisition of the remaining undivided 67.65% interest and operatorship in the properties. The purchase price for the interests acquired pursuant to the option was $230 million, which amount was paid at closing and was reduced by the $5 million option fee previously paid to the Sellers. The transaction has an effective date of October 1, 2012, and is subject to customary post-closing purchase price adjustments.

Certain other leaseholders in the subject properties, who previously exercised their right to “tag-along” on the transaction, also participated in the transaction on the same terms as described above. Therefore, simultaneous with the closing of the transaction described above, Resolute Southwest acquired the remaining undivided 67.65% interest in the properties held by such tag-along holders. The purchase price for the tag-along interests acquired on March 22, 2013 was $30.5 million, which amount was paid at closing and was reduced by the $0.7 million option fee previously paid to the tag-along sellers. The transaction with the tag-along holders has an effective date of October 1, 2012, and is subject to customary post-closing purchase price adjustments.

The total aggregate purchase price for the interests acquired after customary purchase price adjustments, which were estimated at closing, and after reduction for the option fees previously paid, was $255.9 million. The total aggregate purchase price, net of the previously paid option fee, was funded by borrowings under the Company’s Revolving Credit Facility, cash on hand and cash previously held in an escrow account pursuant to a 1031 like-kind exchange escrow agreement.

The Company will file historical and pro forma financial information related to the acquisition of the properties described in this Item 2.01 no later than 71 days from the date on which this report on Form 8-K is due. Certain pro forma financial statements reflecting the potential acquisition were furnished by the Company on Form 8-K/A on March 7, 2013.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on December 31, 2012, which is incorporated herein by reference.

Item 8.01.	Other Events

The assets acquired under this agreement are located in Ector and Midland counties, Texas and cover approximately 4,660 gross and (4,637 net) acres. The properties include 78 producing wells, two wells awaiting completion and facilities for gathering, water sourcing and water disposal. The wells produced approximately 4,210 barrels of oil equivalent (“Boe”) per day in the fourth quarter of 2012 (1,362 Boe per day attributable to the previously acquired 32.35% interest and 2,848 Boe per day attributable to the newly acquired 67.65% interest) and had estimated total proved reserves of 16.5 million Boe as of December 31, 2012, of which 55% is oil and 81% are liquids, and 49% is proved developed. The acreage is largely held by production, and the Company estimates that a one to two rig program running for approximately twelve months would be sufficient to hold all of the acquired leases. Growth potential exists from approximately 45 vertical drilling locations targeting the Wolfberry interval and 69 uphole recompletion opportunities. Additional upside exists from the multi-pay, multi-play nature of the area, which is prospective for horizontal development, particularly in the Wolfcamp formation.

The Company also intends to issue revised guidance for 2013 in the near future in light of the closing of the acquisition described above and other resulting developments. The Company asks that you cease relying on any 2013 guidance issued or discussed to date pending this new guidance.

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding the ability to hold the acquired leases in the next 12 months, the growth and upside potential from the new areas and the Company’s plans to issue revised 2013 guidance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied in this report. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; availability and terms of capital; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; and government regulation and taxation of the oil and gas industry. Further discussion of the risks associated with the Company’s business and plans can be found in its Form 10-K for the year ended December 31, 2012. Resolute undertakes no obligation and does not intend to update these forward-looking statements, and they speak only as of the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of March 22, 2013, by and among Resolute Energy Corporation, as Borrower, certain subsidiaries of Resolute Energy Corporation, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of March 22, 2013, by and among Resolute Energy Corporation, as Borrower, certain subsidiaries of Resolute Energy Corporation, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

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